                                                                       Exhibit 3

                       SECOND COMBINED AMENDMENT AGREEMENT

         SECOND COMBINED AMENDMENT AGREEMENT, dated as of June 30, 2001 (this "AMENDMENT") is made among QUESTRON TECHNOLOGY, INC. (the "PARENT"), QUESTRON OPERATING COMPANY, INC. (the "COMPANY") and ALBION ALLIANCE MEZZANINE FUND, L.P. ("MEZZANINE I"), ALBION ALLIANCE MEZZANINE FUND II, L.P. ("MEZZANINE II"), ALLIANCE INVESTMENT OPPORTUNITIES FUND, LLC ("OPPORTUNITIES"), THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES ("EQUITABLE"), IBJ WHITEHALL BANK & TRUST COMPANY ("IBJ WHITEHALL"), and EXETER CAPITAL PARTNERS IV, L.P. ("EXETER" and, together with Mezzanine, Opportunities, Equitable and IBJ Whitehall, the "PURCHASERS").

         WHEREAS, pursuant to that certain Note Agreement, dated as of June 29, 1999 (the "ORIGINAL 1999 NOTE Agreement;" the Original 1999 Note Agreement, as modified by the Omnibus Amendment Agreement, dated as of November 2000, among the Company, the Parent, and the parties named therein and the First Combined Amendment Agreement, dated as of May 7, 2001, among the Company, the Parent and the Purchasers, the "EXISTING 1999 NOTE AGREEMENT;" and the Existing 1999 Note Agreement, as amended by this Amendment, the "1999 NOTE AGREEMENT") among the Company, on the one hand, and Mezzanine I, Opportunities, Equitable and IBJ Whitehall (collectively, the "1999 PURCHASERS,") the Company issued to the 1999 Purchasers its 14.50% Senior Subordinated Notes due June 30, 2005 (the "SERIES A NOTES") in the aggregate principal amount of Twenty Million Dollars ($20,000,000); and

         WHEREAS, pursuant to that certain Note Agreement, dated as of November 9, 2000, (as amended by the First Combined Amendment Agreement, dated as of May 7, 2001, among the Company, the Parent and the Purchasers, the "EXISTING 2000 NOTE AGREEMENT;" as amended by this Amendment, the "2000 NOTE AGREEMENT;" the Existing 1999 Note Agreement and the Existing 2000 Note Agreement being herein referred to collectively as the "EXISTING NOTE AGREEMENTS;" and the 1999 Note Agreement and the 2000 Note Agreement being herein referred to collectively as the "NOTE AGREEMENTS"), among Mezzanine II, IBJ Whitehall and Exeter (the "2000 PURCHASERS"), the Company issued to the 2000 Purchasers its Series B 14.50% Senior Subordinated Notes due June 30, 2005 (the "SERIES B NOTES;" and, together with the Series A Notes, the "NOTES") in the aggregate principal amount of Seventeen Million Five Hundred Thousand Dollars ($17,500,000); and

         WHEREAS, each of the Affiliate Guarantors have entered into Unconditional Guaranties (the "SUBORDINATED GUARANTIES") of the obligations of the Company under the Note Agreements and the Notes; and

         WHEREAS, the Purchasers are the holders of all the outstanding Series A Notes and all the outstanding Series B Notes; and

         WHEREAS, the Company and the Purchasers desire that the Purchasers waive a certain Events of Default in respect of the Existing 1999 Note Agreement and the 1999 Notes, and certain Events of Default in respect of the Existing 2000 Note Agreement and the 2000 Notes, which might otherwise occur but for their execution and delivery of this Amendment, and desire to amend the Note Agreements and the Notes in certain respects.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiently of which is hereby acknowledged, the parties hereto agree as follows:

1. DEFINED TERMS

         Capitalized terms used and not defined herein shall have the same meanings given to them in the Note Agreements. In addition, the following terms as used herein have the respective meanings set forth below:

         EXTRAORDINARY TRANSACTION PROCEEDS - means net proceeds, excluding all fees, costs and out-of-pocket expenses in connection therewith (including, without limitation, success fees, break-up fees and other fees of, and costs, expenses and disbursements of, brokers, finders or investment bankers, attorneys, accountants, consultants and other professionals relating thereto) and net of any and all income taxes payable by the Company, any Subsidiary, Finance or the Parent in respect thereof, disbursed to the Company relating to any extraordinary event including, but not limited to, the acquisition of funds through the sale of debt or equity, or the entering into, modification or cancellation of any material contract.

         INTERVENING EVENT OF DEFAULT - means any Event of Default which both:

                  (a) occurs during the period commencing on the date of this Agreement and ending on January 2, 2002 (including, without limitation, at any time after December 31, 2001, any Event of Default the occurrence of which is waived pursuant to the provisions of Section 2 hereof through December 31, 2001); and

                  (b) is continuing on January 2, 2002.

         NET TRANSACTION PROCEEDS - means, with respect to any Transaction, cash proceeds thereof, net of all obligations (other than the Senior Bank Obligations, other obligations in respect of the Senior Debt and the Subordinated Obligations) required to be paid by the Parent, Finance, the Company or any Subsidiary, fees, costs and out-of-pocket expenses in connection therewith (including, without limitation, fees, success fees, break-up fees and other fees of, and costs, expenses and disbursements of, brokers, finders or investment bankers, attorneys, accountants, consultants and other professionals relating thereto) and net of any and all income taxes payable by the Company, any Subsidiary, Finance or the Parent in respect thereof, in each case, after giving effect to the Transaction and all related transactions (other than the Retirement).

         RETIREMENT - means the full and final payment in full in cash, and retirement, of:

                  (a) all Senior Bank Obligations, and any and all expenses or disbursements related thereto or any other obligations owing to the holders thereof;

                  (b) the principal, interest, premium, if any, and any other obligations whatsoever to the holders of any other Senior Debt; and

                  (c) all the Subordinated Debt (including, without limitation, any deferred interest remaining unpaid, Prepayment Compensation Amount and any fees), and any and all expenses or disbursements related thereto or any other obligations owing to the holders thereof;

and the termination of all of the instruments and obligations relating to the Senior Debt and the Subordinated Debt.

         SUSPENSION PERIOD - means any period during which the rights of any holder of Subordinated Debt to exercise any Remedies are suspended pursuant to the further proviso to Section 7.4 of the Existing Note Agreements.

         TRANSACTION - means any sale of the Parent, Finance or the Company (whether structured in the form of a sale of stock held by the existing holders of the Common Stock, a sale of all or substantially all of the Property of the Parent, Finance or the Company or a merger or consolidation of any of the Parent, Finance or the Company with any other Person), any recapitalization or refinancing or any other transaction which, if consummated, would result in Net Transaction Proceeds becoming available to fully consummate the Retirement on or prior to December 31, 2001.

2.       AMENDMENTS TO EXISTING NOTE AGREEMENTS

         2.1 DEFERRAL OF CERTAIN INTEREST PAYMENTS

                  (a) DEFERRAL. Subject to the provisions of Section 2.1(b) and
         Section 3.3(b) of this Amendment, each of the 1999 Purchasers, with respect to the Series A Notes, and each of the 2000 Purchasers, with respect to the Series B Notes, waives any Event of Default which may occur by virtue of the failure of the Company or any affiliated Guarantors to make any payment of interest on the Notes in cash at any time prior to December 31, 2001.

                  (b) CONDITIONS TO THE DEFERRAL; AGREEMENTS OF THE COMPANY AND THE PARENT. In consideration of the deferral by the Purchasers pursuant to Section 2.1(a), the Company agrees that:




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

                           (i) the terms of the Series A Notes and the Series B
                  Notes provide that interest accruing on any interest not paid on the date fixed for payment therefor shall accrue at the default rate set forth in the Series A Notes and the Series B Notes, respectively;

                           (ii) to the extent that the Company shall pay,
                  whether or not on any date fixed therefor, any portion of the accrued and unpaid interest in respect of the Notes, prior to December 31, 2001, the Company shall make such payment ratably among the Series A Notes and the Series B Notes in accordance with the respective outstanding principal amounts thereof;

                           (iii) the failure of the Company to pay all accrued
                  and unpaid interest in respect of the Series A Notes or the Series B Notes (including, without limitation, in either case, interest accruing on overdue interest at the default rate) on December 31, 2001, shall constitute an "Event of Default" in respect of the Series A Notes or the Series B Notes, respectively, immediately on December 31, 2001; and, notwithstanding the provisions of Section 6.1(a)(ii) of each of the Note Agreements, no grace period whatsoever shall apply in the event of the failure to pay all such accrued and unpaid interest in respect of both the Series A Notes and the Series B Notes on December 31, 2001; and

                           (iv) the Company shall comply with Section 3.3 of
                  this Amendment.

         2.2 WAIVER OF CERTAIN COVENANT DEFAULTS.

         Each of the 1999 Purchasers, with respect to the Series A Notes, and each of the 2000 Purchasers, in respect of the Series B Notes, waives any Event of Default which may occur pursuant to Section 6.1(b) of the 1999 Note Agreement or the 2000 Note Agreement, as the case may be, as a result of the failure of the Company to comply with:

                  (a) Section 4.2 of the 1999 Note Agreement or the 2000 Note Agreement, as the case may be, with respect to the ratio of Consolidated Senior Secured Funded Debt at any time prior to December 31, 2001, to Pro Forma Combined EBITDA for the period of four (4) full consecutive fiscal quarters of the Company then most recently ended at such time;

                  (b) Section 4.3 of the 1999 Note Agreement or the 2000 Note Agreement, as the case may be, with respect to the ratio of Consolidated Total Funded Debt at any time prior to December 31, 2001, to Pro Forma Combined EBITDA for the period of four (4) full consecutive fiscal quarters of the Company then most recently ended at such time; or

                  (c) Section 4.4 of the 1999 Note Agreement or the 2000 Note Agreement, as the case may be, with respect to the ratio of Pro Forma Combined EBITDA to Pro Forma Combined Interest Expense for either:




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

                           (i) the period of four (4) full consecutive fiscal
                  quarters of the Company ended on June 30, 2001; or

                           (ii) the period of four (4) full consecutive fiscal
                  quarters of the Company ended on September 30, 2001.

         2.3 WAIVER OF DEFAULT.

         Each of the 1999 Purchasers, with respect to the Series A Notes, and each of the 2000 Purchasers, in respect of the Series B Notes, waives any Event of Default which may occur pursuant to Section 6.1(k)(ii) of the 1999 Note Agreement or the 2000 Note Agreement, as the case may be, as a result of the issuance to the holders of the Senior Debt by the Parent of seven hundred fifty thousand (750,000) shares of its Series C Preferred Stock (the "SERIES C PREFERRED STOCK"), par value $.01 per share and having a liquidation preference of One Dollar ($1.00) per share.

         2.3 RELIANCE.

         Each of the 1999 Purchasers has granted the waivers contained in
Section 2 of this Amendment in reliance upon the granting by the 2000 Purchasers of the waivers contained in Section 2 of this Amendment. Each of the 2000 Purchasers has granted the waivers contained in Section 2 of this Amendment in reliance upon the granting by the 1999 Purchasers of the waivers contained in
Section 2 of this Amendment.

3. AGREEMENTS OF THE COMPANY

         In consideration of the waivers and deferrals granted by the Purchasers in Section 2, the Parent and the Company hereby agree for the benefit of the holders, from time to time, of the Notes, as follows.

         3.1 FEE.

         In the event that Net Transaction Proceeds from a Transaction sufficient to provide for the Retirement have not been received and applied, on or before December 31, 2001, by the Parent, Finance or the Company to the Retirement, then the Company shall pay to each holder of Notes by federal funds wire transfer of immediately available funds on January 2, 2002 a fee equal to three percent (3%) of the aggregate principal amount of the Notes held by such holder on December 31, 2001. The Company further agrees that any failure of the Company to pay such fee in respect of the Notes on December 31, 2001 shall constitute an "Event of Default" pursuant to Section 6.1(a)(ii) in respect of the Series A Notes or the Series B Notes, respectively, immediately on December 31, 2001 and, notwithstanding the provisions of Section 6.1(a)(ii) of each of the Note Agreements, no grace period whatsoever shall apply in the event of the failure to pay such fee in respect of both the Series A Notes and the Series B




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

Notes on December 31, 2001. Interest shall accrue on the unpaid fee or any unpaid portion thereof at the default rate of interest applicable to the Notes.

         3.2 REMEDIES STANDSTILL.

         The Parent and the Company agree that, notwithstanding the further proviso to Section 7.4 of the Existing Note Agreements, the date of the commencement of any Suspension Period in respect of any Intervening Event of Default shall be deemed to have been June 30, 2001, with the effect that the holders of the Notes, on or after January 2, 2002, shall be entitled to exercise any Remedies in respect of any Intervening Event of Default without being subject to any Suspension Period. The foregoing sentence shall not limit or change any requirement to defer the exercise of Remedies in respect of the first proviso to Section 7.4 or pursuant to Section 6.2, and shall not limit the effect of any other subordination provision of the Note Agreements (including, without limitation, Section 7.3).

         3.3 CERTAIN PREPAYMENTS OF SENIOR DEBT.

                  (a) EXTRAORDINARY TRANSACTION PROCEEDS. In the event that the Parent, Finance, the Company or any Subsidiary receives Extraordinary Transaction Proceeds, the Company shall apply the entire Extraordinary Transaction Proceeds:

                           (i) FIRST, to the prepayment of a principal amount of
                  the Term Loan Facility in respect of the Senior Credit Agreement to the extent of principal payments which would have been required to have been made on or prior to the date such Extraordinary Transaction Proceeds are received in respect of such Term Loan Facility but for their amendment by the lenders under the Senior Credit Agreement;

                           (ii) SECOND, to the prepayment of a principal amount
                  of the Term Loan Facility in respect of the Senior Credit Agreement to the extent of principal payments which would have been required to have been made after the date such Extraordinary Transaction Proceeds are received in respect of such Term Loan Facility and prior to December 28, 2001, but for their amendment by the lenders under the Senior Credit Agreement; and

                           (iii) THIRD, subject to Section 3.3(b) of this
                  Amendment, to prepayment of the Revolving Credit Facility under the Senior Credit Agreement;

         PROVIDED, HOWEVER, that such payments shall not be made unless, after giving effect to the such payments, the aggregate unused availability in respect of the Revolving Credit Facility is greater than $4,000,000.

                  (b) PAYMENTS OF INTEREST IN RESPECT OF THE NOTES. In the event that the Company shall make any payment of the principal amount of the Term Loan Facility in respect of the Senior Credit Agreement prior to December 28, 2001 (whether pursuant




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

         to Section 3.3(a) or otherwise) and, after giving effect to such payment, the aggregate unused availability in respect of the Revolving Credit Facility is greater than $4,000,000, then, and in each such case, the Company shall pay to the holders of the Notes, substantially contemporaneously with the making of such payment in respect of the Term Loan Facility under the Senior Credit Agreement, an amount equal to the lesser of:

                           (i) the aggregate amount of accrued an unpaid
                  interest accrued through the date of such payment in respect of all the Notes; and

                           (ii) the amount by which the aggregate unused
                  availability in respect of the Revolving Credit Facility exceeds $4,000,000.

         Such amount shall be applied ratably among the Notes in accordance with the unpaid principal amounts thereof and without respect to whether the Notes are Series A Notes or Series B Notes. The failure of the Company to make any payment required by this Section 3.3(b) shall cause the termination of the deferral of interest in respect of the Notes pursuant to Section 2.1.

         4. REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants as follows to each holder of Notes as of the date hereof and as of the Effective Date (as defined below). The Company acknowledges and agrees that the representations and warranties of this
Section 4 comprise representations and warranties in a written modification to each Existing Note Agreement, as contemplated by Section 6.1(c) of the Note Agreements.

         4.1 NO OTHER DEFAULTS

         No unwaived Default or Event of Default is continuing.

         4.2 SENIOR CREDIT AGREEMENT

         The Senior Credit Agreement (as amended as described in Section 6.4) is the only Senior Credit Facility in existence as of the date hereof. After giving effect to the amendment to the Senior Credit Agreement contemplated by Section 5.3, no default or event of default is continuing in respect of the Senior Credit Agreement. Neither the Parent, Finance, the Company nor any Subsidiary or Affiliate has made any payment whatsoever to any holder of Senior Debt in respect of the principal due in respect of the Senior Credit Agreement on either June 30, 2001 or September 30, 2001.

         4.3 OBLIGATIONS REMAIN ENFORCEABLE

         The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any person (including any Governmental Authority) in order to be effective and enforceable. Each Note Agreement (as modified by this Amendment) and each of the Notes constitute the legal, valid and binding obligation of the Company, enforceable against Company in accordance with its terms, except that the enforceability thereof may be limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors' rights generally; and subject to the availability of equitable remedies.

         4.4 SECURITIES PURCHASE AGREEMENT REPRESENTATIONS

         All representations and warranties of the Company contained in each of the Securities Purchase Agreements, dated as of even date with each of the Original 1999 Note Agreement and the Existing 2000 Note Agreement (other than representations or warranties expressly made only on and as of the Closing Date or any earlier date) are true and correct as of the date hereof, after taking into account Section 2 above.

         4.5 FINANCIAL INFORMATION

         All financial statements delivered to the Purchasers by the Company pursuant to the provisions of Section 5.1(a), Section 5.1(b) and Section 5.1(c) of the Note Agreements since the Closing Date were, and all information delivered to the Purchasers by the Company pursuant to Section 5.1(e) of the Note Agreements since the Closing Date was true, complete and correct in all material respects as of the respective dates of such information.

5. EFFECTIVENESS

         This Amendment shall become effective only upon the date of the satisfaction in full of the following conditions precedent (which date shall be the "EFFECTIVE DATE").

         5.1 EXECUTION AND DELIVERY OF THIS AMENDMENT

         Each Purchaser hall have received a counterpart hereof, duly executed and delivered by the Parent, the Company and each other Purchaser.

         5.2 ACKNOWLEDGMENT BY AFFILIATE GUARANTORS

         Each Affiliate Guarantor shall have duly executed and delivered the form of acknowledgement attached to this Amendment acknowledging its obligations in respect of the Affiliate Guaranties.

         5.3 SENIOR CREDIT AGREEMENT

         The Company and each of its Affiliates and Subsidiaries as are parties to the Senior Credit Facility shall have entered into an amendment to the Senior Credit Agreement in the form attached hereto as EXHIBIT 5.3. Such amendment shall provide, INTER ALIA, that the Senior Lenders agree:

                  (a) to defer through December 28, 2001 all principal amounts in respect of the Senior Credit Agreement coming due during the period commencing the day before the date hereof and ending on December 28, 2001; and

                  (b) and consent to, the provisions of Section 3.2 of this Amendment.

Such amendment shall be enforceable against each holder of Senior Debt and its respective successors and assigns.

         Any fee payable to the holders of the Senior Debt in connection with the granting of the Amendment shall be paid by virtue of the Parent issuing to the holders of the Senior Debt up to seven hundred fifty thousand (750,000) shares of the Series C Preferred Stock.

         5.4 SERIES C PREFERRED STOCK.

         The Series C Preferred Stock shall have the terms set forth in the Certificate of Designations therefor in substantially the form hereto as EXHIBIT 5.4.

         5.5 REPRESENTATIONS AND WARRANTIES

         The representations and warranties of the Company made in Section 4 of this Amendment shall remain true and correct in all respects as of the Effective Date.

         5.6 NO INJUNCTION, ETC.

         No injunction, writ, restraining order or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority.

         5.7 EXPENSES

         The Company shall have paid all out-of-pocket expenses of the Purchasers in connection with the execution and delivery of this Amendment, including, without limitation, the fees and disbursements of Shipman & Goodwin LLP, as special counsel to the Required Holders.





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

6. MISCELLANEOUS

         6.1 SECTION HEADINGS

         The titles of the Sections of this Amendment appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Amendment as a whole and not to any particular Section or other subdivision. References to Sections are, unless otherwise specified, references to Sections of this Amendment.

         6.2 GOVERNING LAW

         THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         6.3 SUCCESSORS AND ASSIGNS

         This Amendment shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. The provisions hereof are intended to be for the benefit of all holders, from time to time, of Notes, and shall be enforceable by any such holder whether or not an express assignment to such holder of rights hereunder all have been made by any Purchaser or its successor or assign.

         6.4 EXECUTION IN COUNTERPART

This Amendment may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original.

         6.5 NO OTHER MODIFICATIONS; CONFIRMATION

         All the provisions of the Notes, and, except as expressly waived, modified and supplemented hereby, all the provisions of the Existing Note Agreements, are and shall remain in full force and effect. As of the Effective Date, all references in the Financing Documents to the "Note Agreement" shall be references to the respective Existing Note Agreement, as modified by this Amendment and as hereafter amended, modified or supplemented in accordance with its terms.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                       QUESTRON TECHNOLOGY, INC.,
                                       QUESTRON OPERATING COMPANY, INC.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       ALBION ALLIANCE MEZZANINE FUND, L.P.

                                       By: Albion Alliance LLC, its
                                           General Partner



                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       ALBION ALLIANCE MEZZANINE FUND II, L.P.

                                       By: AA MEZZ II GP, LLC., its
                                           General Partner
                                       By: Albion Alliance LLC, its Sole Member


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


Signature Page 1 to Second Combined Amendment Agreement, dated as of June 30, 2001, among Questron Operating Company, Inc. and the Purchasers named herein

                                       ALLIANCE INVESTMENT OPPORTUNITIES
                                       FUND, LLC

                                       By: Alliance Investment Opportunities
                                           Management L.P., its Managing Member
                                       By: Alliance Capital Management, L.P.,
                                           its Managing Member
                                       By: Alliance Capital Management
                                           Corporation, its General Partner


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       THE EQUITABE LIFE ASSURANCE SOCIETY OF
                                       THE UNITED STATES



                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       IBJ WHITEHALL BANK & TRUST COMPANY


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       EXETER CAPITAL PARTNERS IV, L.P.
                                       By: Exeter IV Advisors, L.P.
                                       By: Exeter IV Advisors, Inc.



                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:



Signature Page 2 to Second Combined Amendment Agreement, dated as of June 30, 2001, among Questron Operating Company, Inc. and the Purchasers named herein

                     ACKNOWLEDGEMENT BY AFFILIATE GUARANTORS

         Reference is hereby made to the Second Combined Amendment Agreement (the "AMENDMENT"), dated as of June 30, 2001, among QUESTRON TECHNOLOGY, INC. (the "PARENT"), QUESTRON OPERATING COMPANY, INC. (the "COMPANY") and ALBION ALLIANCE MEZZANINE FUND, L.P. ("MEZZANINE I"), ALBION ALLIANCE MEZZANINE FUND II, L.P. ("MEZZANINE II"), ALLIANCE INVESTMENT OPPORTUNITIES FUND, LLC ("OPPORTUNITIES"), THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES ("EQUITABLE"), IBJ WHITEHALL BANK & TRUST COMPANY ("IBJ WHITEHALL"), and EXETER CAPITAL PARTNERS IV, L.P. ("EXETER" and, together with Mezzanine, Opportunities, Equitable and IBJ Whitehall, the "PURCHASERS"). Capitalized terms used herein, and not defined herein, have the respective meanings ascribed to them in, or pursuant to the terms of, the Amendment.

         Each of the undersigned is an Affiliate Guarantor of the obligations of the Company pursuant to the Notes and the Note Agreements. Each of the undersigned:

                  (a) acknowledges and reaffirms its obligations under the Affiliate Guaranty or Affiliate Guaranties to which it is a party, and that such obligations extend to all obligations of the Company in respect of the Note Agreements (as modified by the Amendment), notwithstanding the modification thereof pursuant to the terms of the Amendment;

                  (b) acknowledges and reaffirms that all of its obligations in respect of the Affiliate Guaranty or Affiliate Guaranties to which it is a party remain in full force and effect and remain enforceable against it in accordance with their respective terms, notwithstanding the modification thereof pursuant to the terms of the Amendment; and

                  (c) acknowledges that the holders of the Notes are under no obligation to inform it or obtain its consent in respect of the Amendment or any future amendment, modification or supplement to the terms of any Note or Note Agreement.

         IN WITNESS WHEREOF, we have executed this Acknowledgement of Affiliate Guarantors as of June 30, 2001.

                                   QUESTRON TECHNOLOGY, INC.
                                   QUESTRON FINANCE CORP.
                                   QUESTRON DISTRIBUTION LOGISTICS, INC.
                                   COMP WARE, INC.
                                   POWER COMPONENTS, INC.
                                   INTEGRATED MATERIAL SYSTEMS, INC.
                                   CALIFORNIA FASTENERS, INC.
                                   FAS-TRONICS, INC.
                                   FORTUNE INDUSTRIES, INC.
                                   CAPITAL FASTENERS, INC.
                                   ACTION THREADED PRODUCTS, INC.
                                   ACTION THREADED PRODUCTS OF MINNESOTA, INC.
                                   ACTION THREADED PRODUCTS OF GEORGIA, INC.
                                   R.S.D. SALES CO., INC.
                                   B&G SUPPLY COMPANY, INC.



                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:

Signature Page to the Acknowledgement of Affiliate Guarantors regarding the Second Combined Amendment Agreement, dated as of June 30, 2001, among Questron Operating Company, Inc. and the Purchasers named herein

                                                                     EXHIBIT 5.3

                      AMENDMENT TO SENIOR CREDIT AGREEMENT

                                                                     EXHIBIT 5.4

             CERTIFICATE OF DESIGNATIONS FOR SERIES C PREFERED STOCK